AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“AGREEMENT”) is made this [ ] day of March, 2018 by and among: (i) The Olstein Funds, an open-end registered investment company (“TARGET ENTITY”), on behalf of its two series portfolios, the Olstein All Cap Value Fund and the Olstein Strategic Opportunities Fund (each, a “TARGET FUND,” and together, the “TARGET FUNDS”); (ii) Managed Portfolio Series, an open-end registered investment company (“ACQUIRING ENTITY”), on behalf of two of its series portfolios, the Olstein All Cap Value Fund and the Olstein Strategic Opportunities Fund (each, an “ACQUIRING FUND,” and together, the “ACQUIRING FUNDS,” and each Target Fund and each Acquiring Fund, a “FUND”); and (iii) solely for the purposes of Sections 1.1(f), 11.1, 5.2 and 11.2 of this Agreement, Olstein Capital Management, L.P. (“OLSTEIN”), investment adviser of the Target Funds and the Acquiring Funds. The Target Funds constitute all of the series of the Target Entity. Other than the Acquiring Funds, no other series of the Acquiring Entity are parties to this Agreement.

WHEREAS, each of the Target Entity and the Acquiring Entity is an open-end investment company of the management type registered with the Securities and Exchange Commission (the “COMMISSION”); and

WHEREAS, the parties hereto intend for the Acquiring Entity, on behalf of the Acquiring Funds, and the Target Entity, on behalf of the Target Funds, to enter into a transaction pursuant to which: (i) each Acquiring Fund will acquire all of the assets, property, and goodwill and assume all of the liabilities of the corresponding Target Fund (identified in the table provided in Schedule 1.1 to this Agreement) in exchange for corresponding class shares of the corresponding Acquiring Fund (identified in the table provided in Schedule 1.1 to this Agreement) of equal value to the net assets of the Target Fund, and (ii) the Target Fund will distribute such shares of the corresponding Acquiring Fund to shareholders of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement (the “REORGANIZATION”); and

WHEREAS, the Acquiring Funds each are, and will be immediately prior to the Closing (defined in Section 3.1), a shell series, without assets (other than nominal seed capital) or liabilities, created for the purpose of acquiring the assets and liabilities of the corresponding Target Funds; and

WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization with respect to the Reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “CODE”); and

WHEREAS, this Agreement is intended to apply individually to each Target Fund and corresponding Acquiring Fund, and the consummation of the Reorganization between a Target Fund and an Acquiring Fund shall not be contingent on the approval by shareholders of another Target Fund;

WHEREAS, the Target Entity and Olstein are parties to that certain Expense Limitation Agreement dated October 27, 2007 (the “EXISTING EXPENSE LIMITATION AGREEMENT”) with respect to the Olstein Strategic Opportunities Fund which agreement has been renewed from time to time such that the Existing Expense Limitation Agreement remains in full force and effect; and

WHEREAS, Olstein desires to provide certain assurances to the Target Entity and the shareholders of the Olstein Strategic Opportunities Fund regarding expense limitations that will apply to such shareholders following the Effective Date.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.	DESCRIPTION OF THE REORGANIZATION

1.1. Provided that all conditions precedent to the Reorganization set forth herein have been satisfied as of the Effective Date (as defined in Section 3.1), and based on the representations and warranties each party provides to the others, the Target Entity and the Acquiring Entity agree to take the following steps with respect to the Reorganization:

(a) Each Target Fund shall transfer all of its Assets, as defined and set forth in Section 1.1(b), to the corresponding Acquiring Fund, and the Acquiring Fund in exchange therefor shall assume the Liabilities of the Target Fund, as defined and set forth in Section 1.1(c), and deliver to the Target Fund the number of full and fractional shares of the Acquiring Fund determined in the manner set forth in Section 2.

(b) The assets of the Target Fund to be transferred to the corresponding Acquiring Fund shall consist of all assets, property, and goodwill including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation, any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries) and dividends or interest receivable that are owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Effective Date (collectively, “ASSETS”).

(c) Each Target Fund will endeavor to discharge all of its liabilities and obligations prior to the Effective Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business. Each Acquiring Fund shall assume all of the liabilities of the corresponding Target Fund, whether accrued or contingent, known or unknown, existing at the Effective Date (collectively, “LIABILITIES”).

(d) As soon as reasonably practicable after the Closing, each Target Fund will distribute to its shareholders of record (“TARGET FUND SHAREHOLDERS”) the shares of the corresponding Acquiring Fund received by the Target Fund pursuant to Section 1.1(a) on a pro rata basis as set forth in Section 2, and the Target Fund will as promptly as practicable thereafter completely liquidate and dissolve. Such distribution and liquidation will be accomplished, with respect to the Target Fund’s shares, by the transfer of the corresponding Acquiring Fund shares then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Target Fund Shareholders. At the Closing, any outstanding certificates representing shares of the Target Fund will be cancelled. The Acquiring Fund shall not issue certificates representing shares in connection with such exchange, irrespective of whether Target Fund Shareholders hold their Target Fund shares in certificated form.

(e) Ownership of Acquiring Fund shares will be shown on the Acquiring Funds’ books, as such are maintained by the Acquiring Funds’ transfer agent.

(f) All books and records of the Target Funds maintained by either of the Target Funds or by Olstein, including all books and records required to be maintained under the Investment Company Act of 1940 (the “1940 Act”) and the rules and regulations promulgated thereunder, shall be given to the Acquiring Funds on the Effective Date (as defined below) by the Target Funds or by Olstein as the case may be, and Olstein shall cause copies of all such books and records maintained by the Target Funds’ administrator, custodian, distributor, or fund accountant to be turned over to the Acquiring Funds or their agents as soon as practicable following the Effective Date.

2.	VALUATION

2.1. With respect to the Reorganization:

(a) The net value of each Target Fund’s Assets to be acquired by the corresponding Acquiring Fund hereunder shall be computed as of the Valuation Time (defined below) by calculating the value of the Assets, which shall reflect the declaration of any dividends, and subtracting therefrom the amount of the Liabilities in each case using the valuation procedures established by the Acquiring Entity’s Board of Trustees (“ACQUIRING FUNDS’ VALUATION PROCEDURES”).

(b) The number of shares issued by each Acquiring Fund (including fractional shares, if any, rounded to the nearest thousandth) in exchange for the corresponding Target Fund’s Assets shall equal the number of shares of the Target Fund outstanding as of the Valuation Time.

(c) The net asset value per share of the Acquiring Fund’s shares issued in connection with the Reorganization shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures of the Acquiring Fund;

(d) All computations of value shall be made by the Acquiring Funds’ administrator using the Acquiring Funds’ Valuation Procedures and shall be subject to review by the Target Funds’ administrator and, if requested by either the Target Entity or the Acquiring Entity, by the independent registered public accountant of the requesting party.

(e) “VALUATION TIME” shall mean immediately after the close of regular trading on the New York Stock Exchange (“NYSE”) on the Valuation Date.

(f) “VALUATION DATE” shall mean the business day next preceding the Effective Date.

3.	CLOSING AND EFFECTIVE DATE

3.1. The Reorganization shall close on June 29, 2018 or such other date as the parties may agree (the “EFFECTIVE DATE”). All acts taking place at the closing of the Reorganization (“CLOSING”) shall be deemed to take place simultaneously as of immediately prior to the opening of regular trading on the NYSE on the Effective Date unless otherwise agreed to by the parties (the “CLOSING TIME”) . The Closing of the Reorganization shall be held in person, by facsimile, email or such other communication means as the parties may agree.

3.2. With respect to the Reorganization:

(a) The Target Funds’ portfolio securities, investments or other assets that are represented by a certificate or other written instrument shall be transferred and delivered by the Target Funds as of the Effective Date to the Acquiring Funds’ custodian (the “ACQUIRING CUSTODIAN”) for the account of the Acquiring Funds duly endorsed in proper form for transfer and in such condition as to constitute good delivery thereof. The Target Entity shall direct the Target Funds’ custodian (the “TARGET CUSTODIAN”) to deliver to the Acquiring Custodian as of the Effective Date by book entry, in accordance with customary practices of the Target Custodian and any securities depository (as defined in Rule 17f-4 under 1940 Act), in which the Assets are deposited, the Target Funds’ portfolio securities and instruments so held. The cash to be transferred by the Target Funds shall be delivered to the Acquiring Custodian by wire transfer of federal funds or other appropriate means on the Effective Date. If the Target Funds are unable to make such delivery on the Effective Date in the manner contemplated by this Section for the reason that any of such securities or other investments purchased prior to the Effective Date have not yet been delivered to the Target Funds or their broker, then the Acquiring Funds may, in their sole discretion, waive the delivery requirements of this Section with respect to said undelivered securities or other investments if the Target Funds have, by or on the Effective Date, delivered to the Acquiring Funds or the Acquiring Custodian executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Acquiring Funds or the Acquiring Custodian, such as brokers’ confirmation slips.

(b) The Target Entity shall direct the Target Custodian to deliver, at the Closing or promptly thereafter, a certificate of an authorized officer stating that, except as permitted by Section 3.2(a), the Assets have been delivered in proper form to the Acquiring Funds no later than the Closing Time on the Effective Date.

(c) At such time prior to the Effective Date as the parties mutually agree, the Target Funds shall provide: (i) instructions and related information to the Acquiring Funds or their transfer agent with respect to the Target Fund Shareholders, including names, addresses, dividend reinvestment elections and tax withholding status of the Target Fund Shareholders as of the date agreed upon (such information to be updated as of the Effective Date, as necessary) and (ii) the information and documentation maintained by the Target Funds or their agents relating to the identification and verification of the Target Fund Shareholders under the USA PATRIOT ACT and other applicable anti-money laundering laws, rules and regulations and such other information as the Acquiring Fund may reasonably request.

(d) The Target Entity shall direct the transfer agent for the Target Funds (the “TARGET TRANSFER AGENT”) to deliver to the Acquiring Funds at the Closing a certificate of an authorized officer stating that its records, as provided to the Acquiring Entity, contain the names and addresses of the Target Fund Shareholders and the number of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Funds shall issue and deliver to the Secretary of the Target Funds a confirmation evidencing the Acquiring Fund shares to be credited on the Effective Date, or provide other evidence reasonably satisfactory to the Target Entity that such Acquiring Fund shares have been credited to the Target Fund Shareholders’ accounts on the books of the Acquiring Funds. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

(e) In the event that on the Valuation Date or the Effective Date (a) the NYSE or another primary trading market for portfolio securities of the Target Funds (each, an “EXCHANGE”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Acquiring Entity or the Target Entity or the authorized officers of either of such entities, accurate appraisal of the value of the net assets of the Target Funds is impracticable, the Effective Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.	REPRESENTATIONS AND WARRANTIES

4.1. Target Entity, on behalf of itself or, where applicable, the Target Funds, represents and warrants to the Acquiring Entity and the Acquiring Funds as follows:

(a) The Target Funds are duly organized as separate series of the Target Entity, which is a statutory trust duly formed, validly existing, and in good standing under the laws of the State of Delaware with power under its organizational documents, to own all of their Assets, to carry on their business as it is now being conducted and to enter into this Agreement and perform their obligations hereunder;

(b) The Target Entity is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the issued and outstanding shares of the Target Funds under the Securities Act of 1933, as amended (“1933 ACT”), are in full force and effect;

(c) No consent, approval, authorization, or order of any court or governmental authority or the Financial Industry Regulatory Authority (“FINRA”) is required for the consummation by the Target Funds and the Target Entity of the transactions contemplated herein, except such as have been obtained or will be obtained at or prior to the Effective Date under the 1933 Act, the Securities Exchange Act of 1934, as amended (“1934 ACT”), the 1940 Act and state securities laws;

(d) The current prospectus and statement of additional information of the Target Funds and each prospectus and statement of additional information of the Target Funds used at any time during the Target Funds’ six (6) most recently completed fiscal years conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e) The Target Funds are in compliance in all material respects with the applicable investment policies and restrictions set forth in the Target Funds’ prospectus and statement of additional information;

(f) Except as otherwise disclosed to and accepted by or on behalf of the Acquiring Funds, the Target Funds will on the Effective Date have good title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets free of adverse claims, including any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good title thereto, free of adverse claims and subject to no restrictions on the full transfer thereof, including, without limitation, such restrictions as might arise under the 1933 Act, provided that, if disclosed in writing to the Acquiring Funds, the Acquiring Funds will acquire Assets that are segregated as collateral for the Target Funds’ derivative positions, if any, including without limitation, as collateral for swap positions and as margin for futures positions, if any, subject to such segregation and liens that apply to such Assets;

(g) The Target Funds are not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a violation of the Target Entity’s organizational documents or a material violation of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Target Funds or the Target Entity is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material lien, encumbrance, penalty, or additional fee under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Target Funds or the Target Entity is a party or by which it is bound;

(h) Except as otherwise disclosed in writing to and accepted by or on behalf of the Acquiring Funds, no litigation or administrative proceeding or investigation of or before any court, tribunal, arbitrator, governmental body or FINRA is presently pending or, to the Target Entity’s or the Target Funds’ knowledge, threatened against the Target Entity or the Target Funds that, if adversely determined, would materially and adversely affect the Target Entity’s or the Target Funds’ financial condition, the conduct of its business or its ability to consummate the transactions contemplated by this Agreement. The Target Funds and the Target Entity, without any special investigation or inquiry, know of no facts that might form the basis for the institution of such proceedings or investigations, and neither the Target Entity nor the Target Funds are a party to or subject to the provisions of any order, decree or judgment of any court, tribunal, arbitrator, governmental body or FINRA that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(i) The financial statements of the Target Funds for the Target Funds’ most recently completed fiscal year have been audited by the independent registered public accounting firm identified in the Target Funds’ prospectus or statement of additional information included in the Target Funds’ registration statement on Form N-1A (the “PROSPECTUS” and “STATEMENT OF ADDITIONAL INFORMATION”). Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the Target Funds’ most recently completed fiscal year, if any, were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements present fairly, in all material respects, the financial condition of the Target Funds as of such date in accordance with GAAP, and there are no known contingent liabilities of the Target Funds required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

(j) Since the last day of the Target Funds’ most recently completed fiscal year, there has not been any material adverse change in the Target Funds’ financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business. For purposes of this paragraph, a decline in net asset value due to declines in market value of securities held by the Target Funds, the redemption of Target Fund shares held by shareholders of the Target Funds or the discharge of the Target Funds’ ordinary course liabilities shall not constitute a material adverse change;

(k) On the Effective Date, all material Returns (as defined below) of the Target Funds required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Target Funds’ knowledge, no such Return is currently under audit by any Federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Target Funds or their assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Target Funds’ financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements. As used in this Agreement, “Tax” or “Taxes” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. “Return” means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto);

(l) Each Target Fund has elected to be a regulated investment company under Subchapter M of the Code and each Target Fund is a “fund” as defined under Section 851(g) of the Code. Each Target Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended on or prior to the Effective Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Effective Date. Each Target Fund has not had at any time since its inception (and will not have as of the Effective Date) any material tax liability under Sections 852 or 4982 of the Code for any period ended on or before the Effective Date. Each Target Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

(m) Neither Target Fund has changed its taxable year end within the most recent 48-month period ending on March 31, 2018, and will not change its taxable year end prior to the Effective Date, without the consent of Acquiring Entity, whose consent will not be unreasonably withheld;

(n) All issued and outstanding shares of the Target Funds are, and on the Effective Date will be, duly authorized and validly issued and outstanding, fully paid and non-assessable by the Target Entity and, in every state where offered or sold, such offers and sales have been in compliance in all material respects with applicable registration and/or notice requirements of the 1933 Act and state and District of Columbia securities laws or exemptions therefrom;

(o) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Date by all necessary action, if any, on the part of the Board of Trustees of the Target Entity, on behalf of the Target Funds, and subject to the approval of the shareholders of each Target Fund and the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement will constitute a valid and binding obligation of the Target Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(p) Within a timeframe mutually agreeable to the parties, the Target Funds will provide the Acquiring Funds with such information relating to the Target Funds as is reasonably necessary for the preparation of the N-14 Registration Statement (as defined in Section 5.1(b)) in connection with the meeting of shareholders of the Target Funds to approve this Agreement and such information, as of the date provided through the date of the meeting of shareholders of the Target Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Entity for use therein;

(q) The books and records of the Target Funds are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules and regulations applicable to the Target Funds;

(r) The Target Funds are not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(s) The Target Funds have no unamortized or unpaid organizational fees or expenses;

(t) Except as otherwise disclosed in writing to and accepted by or on behalf of the Acquiring Funds, the Target Funds have no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it prior to the Effective Date; and

(u) Each Target Fund is in compliance in all material respects with applicable regulations issued by the United States Department of Treasury (“Treasury Regulations”) pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest, including but not limited to those related to shareholder cost basis reporting under Sections 1012, 6045, 6045A and 6045B of the Code and related Treasury Regulations, and has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

(v) Neither Target Fund has undergone, has agreed to undergo, nor is required to undergo (nor will it be required as a result of the transactions contemplated in this Agreement to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. Neither Target Fund (including the Acquiring Fund as its successor) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Effective Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law) executed on or prior to the Effective Date; (iii) installment sale or open transaction disposition made on or prior to the Effective Date; or (iv) prepaid amount received on or prior to the Effective Date;

(w) Neither Target Fund has been notified in writing that any examinations of the Returns of such Target Fund are currently in progress or threatened, and, to the knowledge of each Target Fund, no such examination is currently in progress or threatened, and no deficiency has been asserted or assessed against either Target Fund as a result of any audit by the Internal Revenue Service or any state, local or foreign taxing authority, and, to the knowledge of each Target Fund, no such deficiency has been proposed or threatened, and there are no levies, liens or other encumbrances related to Taxes existing or known to either Target Fund to be threatened or pending with respect to the Assets of such Target Fund;

4.2. The Acquiring Entity, on behalf of the Acquiring Funds, represents and warrants to the Target Entity and the Target Funds as follows:

(a) The Acquiring Funds are duly organized as separate series of the Acquiring Entity, which is a statutory trust duly formed, validly existing, and in good standing under the laws of the State of Delaware with power under its organizational documents to own all of its Assets, to carry on its business as it is now being conducted and to enter into this Agreement and perform its obligations hereunder;

(b) The Acquiring Entity is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

(c) The registration of the shares of the Acquiring Funds to be issued in the Reorganization under the 1933 Act is in full force and effect;

(d) No consent, approval, authorization, or order of any court, governmental authority or FINRA is required for the consummation by the Acquiring Funds and the Acquiring Entity of the transactions contemplated herein, except such as have been or will be obtained (at or prior to the Effective Date) under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws;

(e) The prospectuses and statements of additional information of the Acquiring Funds, including supplements thereto, to be used in connection with the Reorganization will conform at the time of their use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(f) On the Effective Date, the Acquiring Funds each will have no assets other than nominal seed capital contributed by the initial shareholder of the Fund in accordance with Section 14(a) of the 1940 Act;

(g) The Acquiring Funds are not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a violation of the Acquiring Entity’s organizational documents or a material violation of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Funds or the Acquiring Entity are a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material lien, encumbrance, penalty, or additional fee under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Funds or the Acquiring Entity is a party or by which it is bound;

(h) Except as otherwise disclosed in writing to and accepted by or on behalf of the Target Funds, no litigation or administrative proceeding or investigation of or before any court, tribunal, arbitrator, governmental body or FINRA is presently pending or, to the Acquiring Entity’s knowledge, threatened against the Acquiring Entity or the Acquiring Funds that, if adversely determined, would materially and adversely affect the Acquiring Entity’s or the Acquiring Funds’ financial condition, the conduct of its business or its ability to consummate the transactions contemplated by this Agreement. The Acquiring Funds and the Acquiring Entity, without any special investigation or inquiry, know of no facts that might form the basis for the institution of such proceedings and neither the Acquiring Entity nor the Acquiring Funds are a party to or subject to the provisions of any order, decree or judgment of any court, governmental body or FINRA that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(i) Each Acquiring Fund is, and will be at the time of Closing, a new series portfolio of the Acquiring Entity, without assets (other than nominal seed capital) or liabilities, formed for the purpose of receiving the Assets and assuming the Liabilities of its respective Target Fund in connection with the Reorganization and, accordingly, each of the Acquiring Funds has not commenced operations, prepared books of account and related records or financial statements or issued any shares except those issued to its initial shareholder;

(j) By the Closing, the Acquiring Entity’s Board of Trustees and Officers shall have taken all actions as are necessary under the 1933 Act, 1934 Act, 1940 Act and any applicable state securities laws for the Acquiring Funds to commence or have commenced operations as series of a registered open-end management investment company, including, without limitation, approving and executing investment advisory contracts in the manner required by the 1940 Act and approving and executing such other contracts as are necessary for the operation of the Acquiring Fund;

(k) On the Effective Date, all Returns of the Acquiring Funds required by law to have been filed by such date (including any extensions), if any, shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Acquiring Funds’ knowledge, no such Return is currently under audit by any Federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Acquiring Funds or their assets resulting from the non-payment of any Taxes; and no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Acquiring Fund financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements;

(l) The Acquiring Funds: (i) were formed for the purpose of implementing the respective Reorganization, (ii) have not filed any income tax return, and intend to qualify to be a regulated investment company under Subchapter M of the Code for its taxable year which includes the Effective Date, holds and has held no property other than de minimis assets related to its formation or maintenance of its legal status and have and have had no tax attributes other than attributes related to such de minimis assets, and (iii) each is a “fund,” as defined in Section 851(g)(2) of the Code, that is treated as a separate corporation under Section 851(g)(1) of the Code and the consummation of the transactions contemplated by the Agreement will not cause the Acquiring Funds to fail to be qualified as a regulated investment company from and after the Closing. No Acquiring Fund has earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

(m) All issued and outstanding Acquiring Fund shares are, and on the Effective Date will be, duly authorized and validly issued and outstanding, fully paid and non-assessable by the Acquiring Entity and, in every state where offered or sold, such offers and sales have been in compliance in all material respects with applicable registration and/or notice requirements of the 1933 Act and state and District of Columbia securities laws or exemptions therefrom;

(n) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Date by all necessary action, if any, on the part of the Board of the Trustees of the Acquiring Entity, on behalf of the Acquiring Funds, and subject to the approval of shareholders of the Target Funds and the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement will constitute a valid and binding obligation of the Acquiring Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(o) The shares of the Acquiring Funds to be issued and delivered to the corresponding Target Funds, for the account of the Target Fund Shareholders, pursuant to the terms of this Agreement, will on the Effective Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund shares, and, upon receipt of a Target Fund’s Assets in accordance with the terms of this Agreement, will be fully paid and non-assessable by the Acquiring Entity and the Acquiring Funds;

(p) Neither of the Acquiring Funds is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(q) The Acquiring Funds have no unamortized or unpaid organizational fees or expenses for which they expect to be reimbursed by the Target Funds, directly or indirectly;

(r) The information provided by the Acquiring Funds for use in the N-14 Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which such statements were made, not misleading, on the effective date of such N-14 Registration Statement, provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the N-14 Registration Statement made in reasonable reliance upon and in conformity with information that was furnished by the Target Funds for use therein; and

(s) A true and correct copy of the Certificate of Trust the Agreement and Declaration of Trust, and the Bylaws of the Acquiring Entity were filed with the Commission on February 4, 2011 and each, as so filed, is in full force and effect and enforceable in accordance with its respective terms.

5.	COVENANTS

5.1. With Respect to the Reorganization, the Acquiring Funds and the Target Funds covenant and agree, respectively, as follows:

(a) Each Target Fund and Acquiring Fund: (i) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Effective Date for the Reorganization, it being understood that such ordinary course of business for each Target Fund during that time period may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (ii) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct its business operations in the ordinary course in all material respects.

(b) The parties hereto shall cooperate in preparing, and the Acquiring Entity shall file with the Commission, a registration statement on Form N-14 under the 1933 Act which shall properly register the Acquiring Fund shares to be issued in connection with the Reorganization and include a proxy statement with respect to the votes of the shareholders of the Target Funds to approve the Reorganization (the “N-14 REGISTRATION STATEMENT”).

(c) The Target Entity will call a meeting of the shareholders of the Target Funds to consider and act separately upon this Agreement with respect to each Target Fund and to take all other action necessary to obtain approval of the transactions contemplated herein.

(d) The Target Funds covenant that the Acquiring Fund shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

(e) The Target Funds will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably request concerning the beneficial ownership of the Target Funds’ shares.

(f) The Target Entity, on behalf of the Target Funds, will provide the Acquiring Funds with: (1) a statement of the respective tax basis and holding period of all investments to be transferred by each Target Fund to the corresponding Acquiring Fund, (2) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Target Funds with respect to each shareholder, including such information as the Acquiring Entity may reasonably request concerning Target Fund shares or Target Fund Shareholders in connection with the Acquiring Funds’ cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and 6045B of the Code and related Treasury Regulations following the Closing for all of the shareholders of record of each Target Fund as of the close of business on the Valuation Date, who are to become shareholders of the corresponding Acquiring Fund as a result of the transfer of Assets (the “TARGET FUND SHAREHOLDER DOCUMENTATION”), certified by its transfer agent or its President or Vice-President to the best of their knowledge and belief, (3) the tax books and records of the Target Funds (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Treas. Reg. section 1.6045A-1 and section 1.6045B -1(a))) for purposes of preparing any returns required by law to be filed by the Target Funds for tax periods ending after the Effective Date, and (4) all FASB ASC 740-10-25 (formerly FIN 48) workpapers and supporting statements pertaining to the Target Funds (the “FIN 48 WORKPAPERS”). The foregoing information will be provided within such timeframes as is mutually agreed by the parties.

(g) Subject to the provisions of this Agreement, the Acquiring Funds and the Target Funds will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

(h) Promptly after the Closing, each Target Fund will make one or more liquidating distributions to its shareholders consisting of the shares of the corresponding Acquiring Fund received at the Closing, as set forth in Section 1.1(d) hereof.

(i) After the Effective Date, the Target Entity, on behalf of the Target Funds, shall deliver to the Acquiring Funds a statement of the earnings and profits (accumulated and current) of each Target Fund for federal income tax purposes that will be carried over to the corresponding Acquiring Fund under Section 381 of the Code.

(j) The parties intend that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the parties to the Reorganization shall take any action or cause any action to be taken (including, without limitation the filing of any Return) that, to its knowledge, is inconsistent with such treatment or results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a) of the Code.

(k) Any reporting responsibility of the Target Funds, including, but not limited to, the responsibility for filing regulatory reports, Returns relating to tax periods ending on or prior to the Effective Date (whether due before or after the Effective Date), or other documents with the Commission, any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Funds, except as otherwise is mutually agreed by the parties in writing.

(l) The Target Entity, on behalf of the Target Funds, shall deliver to the Acquiring Funds copies of: (1) the federal, state and local income tax returns filed by or on behalf of the Target Funds for the prior three (3) taxable years; and (2) any of the following that have been issued to or for the benefit of or that otherwise affect the Target Funds and which have continuing relevance: (a) rulings, determinations, holdings or opinions issued by any federal, state, local or foreign tax authority and (b) legal opinions.

(m) The Target Entity, on behalf of the Target Funds, agrees that the acquisition of all Assets and Liabilities of the Target Funds by the Acquiring Entity, on behalf of the Acquiring Funds, includes any right of action against current and former service providers of the Target Funds, such right to survive for the statute of limitation of any such claim. For the avoidance of all doubt, the Target Entity hereby assigns to the Acquiring Entity all rights, causes of action, and other claims against third parties relating to the Target Funds, whether known or unknown, contingent or non-contingent, inchoate or choate, or otherwise.

(n) The Target Entity and the Acquiring Entity will coordinate with their respective administrators to provide a valuation check to determine whether the use of the Acquiring Funds’ Valuation Procedures will result in material differences in the prices of the portfolio securities of the Target Funds as compared to the prices of the same portfolio securities determined using the Target Funds’ valuation procedures, such valuation check to be conducted no later than one month prior to the Effective Date and again within one week of the Effective Date on mutually agreeable dates. In the event that such valuation check reveals material pricing differences, the Target Entity and the Acquiring Entity will work together, in good faith, to eliminate or minimize such differences prior to the Closing.

(o) The Acquiring Entity covenants that it will not make any material changes to the Acquiring Funds’ Valuation Procedures prior to the Effective Date without providing the Target Entity with written notice of such changes at least ten days prior to the effective date of such changes.

5.2. Olstein and the Acquiring Entity hereby covenant and agree that they shall enter into an expense limitation agreement to become effective on and following the Effective Date with respect to the Acquiring Fund which will acquire substantially all of the assets and liabilities of the Olstein Strategic Opportunities Fund in the Reorganization (the “SUCCESSOR STRATEGIC FUND”).  The substantive provisions of such expense limitation agreement shall be substantially identical to those contained in the Existing Expense Limitation Agreement except that (i) the initial term of such expense limitation agreement shall begin on the Effective Date and continue until the first anniversary thereof and (ii) Olstein may only recoup from the Successor Strategic Fund amounts which have been waived, reduced, or borne by Olstein subsequent to the Effective Date.  The parties understand and intend that the covenant and agreement contained in this Section 5.2 shall survive the Reorganization, and that the shareholders of the Olstein Strategic Opportunities Fund and the shareholders of the Successor Strategic Fund are specifically intended third-party beneficiaries of this Section 5.2.  For the avoidance of doubt, the parties understand and intend that the Existing Expense Limitation Agreement will terminate on the Effective Date and that all amounts waived, reduced, or borne by Olstein on behalf of the Strategic Opportunities Fund prior to the Reorganization shall no longer be reimbursable to Olstein.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUNDS

6.1. The obligations of the Target Entity, on behalf of the Target Funds, to consummate the transactions provided for herein and the effectiveness of the Reorganizations shall be subject, at the Target Funds’ election, to the performance by the Acquiring Entity and the Acquiring Funds of all of the obligations to be performed by it hereunder on or before the Effective Date, and, in addition thereto, the following conditions:

(a) All representations and warranties of the Acquiring Funds and the Acquiring Entity contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Date, with the same force and effect as if made on and as of the Effective Date;

(b) The Acquiring Entity shall have delivered to the Target Entity on the Effective Date a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to the Target Entity and dated as of the Effective Date, to the effect that the representations and warranties of or with respect to the Acquiring Funds made in this Agreement are true and correct in all material respects at and as of the Effective Date, except as they may be affected by the transactions contemplated by this Agreement;

(c) The Acquiring Entity and the Acquiring Funds shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Entity and the Acquiring Funds, on or before the Effective Date;

(d) The Acquiring Entity has not made any material changes to the Acquiring Funds’ Valuation Procedures between the date of this Agreement and the Effective Date, except as provided in Section 5.1(o) herein;

(e) Endorsements to those certain policies of insurance identified on Schedule 6.1(e) extending the policy period of coverage for a time period of six years from the Effective Date in form and substance reasonably acceptable to the Trustees of the Target Entity who are not “interested persons” of Olstein as defined in the 1940 Act (the “INDEPENDENT TRUSTEES”) shall have been issued by the issuers of such policies, such endorsements and their underlying policies of insurance shall be in full force and effect, and the premiums for such endorsements shall have been paid in full.

(f) The Target Entity shall have received a favorable opinion of Stradley Ronon Stevens & Young, LLP, counsel to the Acquiring Entity, dated the Effective Date and in a form satisfactory to the Target Entity, to the following effect:

(i) The Acquiring Entity is duly organized, validly existing and in good standing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry on its business as presently conducted and each Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Acquiring Entity;

(ii) This Agreement has been duly authorized, executed and delivered on behalf of the Acquiring Entity and, assuming the due authorization, execution and delivery of this Agreement by all other parties, is the valid and binding obligation of the Acquiring Entity enforceable against the Acquiring Entity in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(iii) The shares of each Acquiring Fund to be issued for transfer to the corresponding Target Fund’s shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and, assuming receipt by the Acquiring Fund of the consideration contemplated hereby, fully paid and nonassessable shares in the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive right of subscription or purchase in respect thereof;

(iv) The execution and delivery of this Agreement did not, and the performance by the Acquiring Entity of its obligations hereunder will not, violate the Acquiring Entity’s organizational documents;

(v) The Acquiring Entity is registered with the Commission as an open-end management investment company under the 1940 Act, and, to such counsel’s knowledge, its registration with the Commission is in full force and effect;

(vi) Except as disclosed in writing to the Target Entity, such counsel knows of no material legal proceedings pending against the Acquiring Funds or the Acquiring Entity; and

(vii) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Entity of the transactions contemplated by this Agreement except such as have been obtained.

In connection with the opinion contemplated by Section 6.1(e) of this Agreement, it is understood that counsel may reasonably rely upon the representations made in this Agreement as well as certificates of officers of the Acquiring Entity.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS

7.1. With respect to the Reorganization, the obligations of the Acquiring Entity, on behalf of the Acquiring Funds, to consummate the transactions provided for herein and the effectiveness of the Reorganizations shall be subject, at the Acquiring Funds’ election, to the performance by the Target Entity and the Target Funds of all of the obligations to be performed by it hereunder on or before the Effective Date and, in addition thereto, the following conditions:

(a) All representations and warranties of the Target Entity and the Target Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Date, with the same force and effect as if made on and as of the Effective Date;

(b) The Target Entity shall have delivered to the Acquiring Entity on the Effective Date a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to the Acquiring Entity and dated as of the Effective Date, to the effect that the representations and warranties of or with respect to the Target Funds made in this Agreement are true and correct in all material respects at and as of the Effective Date, except as they may be affected by the transactions contemplated by this Agreement;

(c) The Target Entity, on behalf of the Target Funds, shall have delivered to the Acquiring Entity (i) a statement of the Target Funds’ Assets, together with a list of portfolio securities of the Target Funds showing the adjusted tax basis of such securities by lot and the holding periods of such securities, as of the Effective Date, certified by the Treasurer of the Target Entity, (ii) the Target Fund Shareholder Documentation, (iii) the FIN 48 Workpapers, and (iv) to the extent permitted by applicable law, all information pertaining to, or necessary or useful in the calculation or demonstration of, the investment performance of the Target Funds;

(d) The Target Custodian shall have delivered the certificate contemplated by Sections 3.2(b) of this Agreement, duly executed by an authorized officer of the Target Custodian;

(e) The Target Entity and the Target Funds shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Target Entity and the Target Funds, on or before the Effective Date;

(f) The Acquiring Entity shall have received a favorable opinion of Stradley Ronon Stevens & Young LLP, counsel to the Target Entity, dated the Effective Date and in a form satisfactory to the Acquiring Entity, to the following effect:

(i) The Target Entity is duly organized, validly existing and in good standing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry on its business as presently conducted and each Target Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Target Entity;

(ii) This Agreement has been duly authorized, executed and delivered on behalf of the Target Entity and, assuming the N-14 Registration Statement complies with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by all other parties, is the valid and binding obligation of the Target Entity enforceable against the Target Entity in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(iii) The execution and delivery of this Agreement did not, and the performance by the Target Entity of its obligations hereunder, including the transfer of the Assets, will not, violate the Target Entity’s organizational documents;

(iv) The Target Entity is registered with the Commission as an open-end management investment company under the 1940 Act, and, to such counsel’s knowledge, its registration with the Commission is in full force and effect;

(v) Except as disclosed in writing to the Acquiring Entity, such counsel knows of no material legal proceedings pending against the Target Entity; and

(vi) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Target Entity of the transactions contemplated by this Agreement except such as have been obtained; and

(g) In connection with the opinion contemplated by Section 7.1(f) of this Agreement, it is understood that counsel may reasonably rely upon the representations made in this Agreement as well as certificates of officers of the Target Entity.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS AND THE TARGET FUNDS

With respect to the Reorganization, if any of the conditions set forth below have not been satisfied on or before the Effective Date with respect to the Target Funds or the Acquiring Funds, the Acquiring Entity or Target Entity, respectively, shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1. The Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of each Target Fund in accordance with the provisions of the Target Entity’s agreement and declaration of trust and by-laws, applicable, Delaware law, and the 1940 Act (the “Required Shareholder Approval”).  In this regard, if one Target Fund fails to receive the Required Shareholder Approval, the other Target Fund will not consummate the Reorganization even if such other Target Fund received the Required Shareholder Approval. Notwithstanding anything herein to the contrary, neither the Target Funds nor the Acquiring Funds may waive the condition set forth in this Section 8.1.;

8.2. On the Effective Date, no action, suit or other proceeding shall be pending or, to the Target Entity’s or the Acquiring Entity’s knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

8.3. All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Acquiring Fund or the Target Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Funds or the Target Funds, provided that either party hereto may for itself waive any of such conditions;

8.4. The N-14 Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or known to be contemplated under the 1933 Act; and

8.5. The Target Entity and the Acquiring Entity shall have received on or before the Effective Date an opinion of Stradley Ronon Stevens & Young LLP, in form and substance reasonably acceptable to the Target Entity and the Acquiring Entity, that the Reorganization qualifies under Section 368(a)(1)(F) of the Code, and none of the Target Entity or any of the shareholders of the Target Entity will recognize any gain or loss as a result of the Reorganization. The opinion will be substantially in the form set forth on Schedule 8.5. In rendering such opinion, Stradley Ronon Stevens & Young LLP may request and rely upon representations contained in certificates of officers of the Target Entity, the Acquiring Entity and others, and the officers of the Target Entity and the Acquiring Entity shall use their best efforts to make available such truthful certificates. Notwithstanding anything herein to the contrary, neither the Target Funds nor the Acquiring Funds may waive the condition set forth in this Section 8.5.

9.	FEES AND EXPENSES

9.1. The parties hereto represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2. The Target Funds shall bear all the reasonable expenses relating to the Reorganization  including, but not limited to: (1) the external legal costs of the Target Funds, of the Acquiring Funds, and of the Independent Trustees of the Target Funds and the Acquiring Funds of preparing and negotiating this Agreement; (2) the external legal, printing and mailing costs associated with providing the supplement to the prospectus of the Target Funds notifying shareholders of board approval of this Agreement; (3) the external legal costs associated with the N-14 Registration Statement preparation, filing and negotiations with the Commission; (4) the fees charged by the Target Funds’ independent registered public accountants for services related to the Reorganization; (5) the fees charged by the Acquiring Funds’ transfer agent for services relating to the Reorganization, including printing, mailing and imaging; (6) solicitation by proxy of approval of the Reorganization by the Target Fund Shareholders, including printing, mailing, and solicitation and tabulation of shareholder votes; (7) external legal costs associated with an opinion of counsel issued to both the Target Funds and the Acquiring Funds regarding the qualification of the Reorganization as a tax-free reorganization; and (8) all necessary taxes in connection with the Reorganization, including all applicable Federal, state and foreign stock transfer stamps. The parties hereto agree to effectuate the Reorganization in a manner designed to minimize actual costs incurred. The costs to be borne by the Target Funds collectively shall be borne by each Target Fund in proportion to the net assets held by such target Fund compared to the net assets held by both Target Funds on the Effective Date.

10.	COOPERATION AND EXCHANGE OF INFORMATION

Prior to the Closing and for a reasonable time thereafter, the Target Entity and the Acquiring Entity will provide each other and their respective representatives with such cooperation, assistance and information as is reasonably necessary: (i) for the filing of any Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment, or (ii) for any financial accounting purpose. Each such party or their respective agents will retain until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired all Returns, schedules and work papers and all material records or other documents relating to Tax matters and financial reporting of tax positions of the Target Funds and the Acquiring Funds for the taxable period first ending after the Closing of the Reorganization and for all prior taxable periods for which the statute of limitation had not run at the time of the Closing, provided that the Target Entity shall not be required to maintain any such documents that it has delivered to the Acquiring Funds.

If applicable, the Acquiring Funds shall receive certificates following the Closing, promptly upon reasonable request, from the principal executive officer and principal financial officer, or persons performing similar functions, of the Target Entity to the effect that such principal executive officer and principal financial officer, or persons performing similar functions, of the Target Entity have concluded that, based on their evaluation of the effectiveness of the Target Entity’s disclosure controls and procedures (as defined in Rule 30a-3(c) under the 1940 Act), to the best of their knowledge, the design and operation of such procedures were effective to provide reasonable assurance regarding the reliability of information provided by the Target Entity to the Acquiring Entity with respect to the Target Funds’ operations prior to the Closing that is required to be disclosed by the Acquiring Entity on Forms N-CSR and N-Q or any forms adopted by the Commission in replacement of Forms N-CSR or N-Q.

11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND COVENANTS

11.1. Except as described in Section 9.2, each party agrees that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

12.	TERMINATION

This Agreement may be terminated and the transactions contemplated hereby may be abandoned by (i) mutual agreement of the Acquiring Entity and the Target Entity; or (ii) by either the Acquiring Entity or the Target Entity if the Closing shall not have occurred on or before December 31, 2018, unless such date is extended by mutual agreement of the Acquiring Entity and the Target Entity; (iii) by either the Acquiring Entity or the Target Entity if one or more other parties shall have materially breached its obligations under this Agreement or made a material misrepresentation herein or in connection herewith; (iv) by the Acquiring Entity if any condition precedent to its obligations set forth herein has not been fulfilled or waived by the Acquiring Entity; or (v) by the Target Entity if any condition precedent to its obligations set forth herein has not been fulfilled or waived by the Target Entity. In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective directors/trustees or officers, except for (i) any such material breach or intentional misrepresentation or (ii) the parties’ respective obligations under Section 11, as to each of which all remedies at law or in equity of the party adversely affected shall survive. However, a termination pursuant to this provision shall not relieve the parties of their obligations pursuant to Section 9.2 to bear expenses relating to the Reorganization, as specified in section 9.2, which were incurred prior to the termination.

13.	AMENDMENTS

This Agreement may be amended, modified or supplemented in a writing signed by the parties hereto to be bound by such Amendment.

14.	HEADINGS; GOVERNING LAW; COUNTERPARTS; ASSIGNMENT; LIMITATION OF LIABILITY; PUBLICITY; SEVERABILITY; EFFECT OF ELECTRONIC DOCUMENTS

14.1. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable Federal law, without regard to its principles of conflicts of laws.

14.3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.4. This agreement may be executed in any number of counterparts, each of which shall be considered an original.

14.5. It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective directors or trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of: (a) the Target Funds or the Acquiring Funds, as applicable, as provided in their respective organizational documents; and (b) the other parties. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

14.6. Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the parties mutually shall agree in writing, provided that nothing herein shall prevent either party from making such public announcements as may be required by applicable law, as determined by the disclosing party on the advice of counsel, in which case the party issuing such statement or communication shall advise the other party prior to such issuance.

14.7. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term shall be ineffective only in the jurisdiction or jurisdictions so holding and only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

14.8. A facsimile or electronic (e.g., PDF) signature of an authorized officer of a party hereto on this Agreement and/or any transfer or closing document shall have the same effect as if executed in the original by such officer.

15.	CONFIDENTIALITY

Each party will hold, and will cause its board members, officers, employees, representatives, agents and affiliated persons to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the disclosing party, all confidential information obtained from the disclosing party in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) if it was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein or in the Confidentiality Agreement.

In the event of a termination of this Agreement, each party agrees that it, along with its board members, employees, representative agents and affiliated persons, shall, and shall cause their affiliates to, except with the prior written consent of the other party, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the disclosing party and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

16.	NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to:

FOR TARGET ENTITY:

The Olstein Funds
4 Manhattanville Road
Purchase, NY 10577-2119
Attn. Erik K. Olstein

WITH A COPY TO:

Michael P. O’Hare
Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103

AND ALSO WITH A COPY TO:

Steven B. King
Ballard Spahr LLP
1735 Market Street, 51st Floor
 Philadelphia, PA  19103

FOR ACQUIRING ENTITY:

Managed Portfolio Series
615 East Michigan Street
Milwaukee, WI 53202
Attention: Jeanine Bajczyk, Esq.

WITH A COPY TO:

Michael P. O’Hare
Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103

FOR OLSTEIN:

Olstein Capital Management, L.P.
4 Manhattanville Road
Purchase, NY 10577-2119
Attn. Robert A. Olstein

WITH A COPY TO:

Michael P. O’Hare
Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103

[SIGNATURE PAGE FOLLOWS]

AGREEMENT AND PLAN OF REORGANIZATION

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as set forth below.

THE OLSTEIN FUNDS,
on behalf of its series
OLSTEIN ALL CAP VALUE FUND
OLSTEIN STRATEGIC OPPORTUNITY FUND

By: ___________________________
Name: _________________________
Title: __________________________

MANAGED PORTFOLIO SERIES
on behalf of its series
OLSTEIN ALL CAP VALUE FUND
OLSTEIN STRATEGIC OPPORTUNITY FUND

By: ___________________________
Name: _________________________
Title: __________________________

OLSTEIN CAPITAL MANAGEMENT, L.P., solely for the purposes of Sections 1.1(f), 5.2, 11.1 and 11.2 of this Agreement

By: ___________________________
Name: _________________________
Title: __________________________

AGREEMENT AND PLAN OF REORGANIZATION
SCHEDULE 1.1

TARGET FUNDS AND CORRESPONDING ACQUIRING FUNDS

Target Fund (Share Class	Corresponding Acquiring Fund (Share Class)
Olstein All Cap Value Fund (Adviser Class) (Class C)	Olstein All Cap Value Fund (Adviser Class) (Class C)
Olstein Strategic Opportunity Fund (Adviser Class) (Class A) (Class C)	Olstein Strategic Opportunity Fund (Adviser Class) (Class A) (Class C)

AGREEMENT AND PLAN OF REORGANIZATION

SCHEDULE 6.1(e)

Issuer	Policy Number	Policy Start Date	Aggregate Limit of Liability	Named Insured
Scottsdale Indemnity Company	XDI1700001	July 1, 2017	$ 2,500,000	The Olstein Funds

CNA	287394178	July 1, 2017	$10,000,000	Olstein Capital Management, L.P.

AGREEMENT AND PLAN OF REORGANIZATION

SCHEDULE 8.5

TAX OPINION

(i) The acquisition by the Acquiring Fund of all of the Assets of its corresponding Target Fund in exchange for the Acquiring Fund shares and the assumption by the corresponding Acquiring Fund of the Liabilities of its corresponding Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund shares in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Target Fund and Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

(ii) No gain or loss will be recognized by the Target Fund upon the transfer of all of its Assets to, and assumption of its Liabilities by, its corresponding Acquiring Fund in exchange solely for the Acquiring Fund shares pursuant to Sections 361(a) and 357(a) of the Code.

(iii) No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of all of the Assets of its corresponding Target Fund in exchange solely for the Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of its corresponding Target Fund pursuant to Section 1032(a) of the Code.

(iv) No gain or loss will be recognized by the Target Fund upon the distribution of its corresponding Acquiring Fund shares to its shareholders in complete liquidation of the Target Fund pursuant to Section 361(c)(1) of the Code.

(v) The tax basis of the Assets of the Target Fund received by its corresponding Acquiring Fund will be the same as the tax basis of the Assets to the Target Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

(vi) The holding periods of the Assets of the Target Fund received by its corresponding Acquiring Fund will include the periods during which such Assets were held by the Target Fund pursuant to Section 1223(2) of the Code.

(vii) No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of their Target Fund shares for its corresponding Acquiring Fund shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.

(viii) The aggregate tax basis of the Acquiring Fund shares received by the shareholders of the Target Fund (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

(ix) The holding period of the Acquiring Fund shares received by the shareholders of the Target Fund (including fractional shares to which they may be entitled) will include the holding period of the Target Fund shares surrendered in exchange therefor, provided that such Target Fund shares were held as a capital asset on the date of the Reorganization pursuant to Section 1223(1) of the Code.

(x) The Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the Target Fund described in Section 381(c) of the Code as if there had been no Reorganization.

Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganization on the Target Funds, the Acquiring Funds or any Target Fund shareholders with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code or any contract described in Section 1256(b) of the Code) as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.